Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) entered into as of November 5, 2024, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by Unusual Machines, Inc., a Nevada corporation (the “Company”) to ________ (the “Recipient”) under the 2022 Equity Incentive Plan (the “Plan”).

1.The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.

2.Award. As of the date of this Agreement, the Recipient has been granted ________ shares of restricted stock.

3.Vesting/Forfeiture.

(a)The shares of restricted stock are fully vested.

(b)However, notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of restricted stock subject to this Agreement, whether vested or unvested, shall be immediately forfeited in the event of:

(1)Termination for any reason including without cause and including, but not limited to, fraud, theft, employee dishonesty and violation of Company policy;

(2)Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(3)Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(4)Competing with the Company;

(5)Being unavailable for consultation after leaving the Company’s employ if such availability is a condition of any agreement between the Company and the Recipient;

(6)Recruitment of Company personnel after termination of the Recipient’s relationship with the Company, whether such termination is voluntary or for cause;

(7)Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the Recipient; or

(8)A finding by the Company’s Board that the Recipient has acted disloyally and/or against the interests of the Company.

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(c)In addition to the foregoing, Recipient acknowledges that pursuant to Rule 10D-1 of the Securities Exchange Act of 1934 and the related rules promulgated by the New York Stock Exchange, the Company is required to recover reasonably promptly and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (a “Clawback Event”). The Recipient also acknowledges that he has read a copy of the Company’s Clawback Policy annexed hereto as Annex A. The Recipient hereby agrees that if the Board of Directors determines that a Clawback Event has occurred and that the Award granted pursuant to this Agreement must be forfeited, repaid, or otherwise recovered by the Company, the Recipient shall promptly take whatever action is necessary to promptly effectuate such forfeiture, repayment, or recovery. The Recipient shall recuse himself from any Board deliberation in determining that a Clawback Event has occurred.

4.Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next day delivery, as follows:

To the Company:	Unusual Machines, Inc.
4677 L B McLeod Rd, Suite J
Orlando, FL 32811
_______________________
Attention: __________, _____

With a copy to	Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael Harris

To the Recipient:	To the Recipient at the address on the signature page of this Agreement or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery of any notice.

5.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

6.Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

7.Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

8.Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement

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9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws.

10.Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

Unusual Machines, Inc.

By:

RECIPIENT

By:

Address:

Email:

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Annex A

Unusual Machines, Inc. (“the Company”)

CLAWBACK POLICY

Introduction

The Board of Directors of the Company (the “Board”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Clawback Listing Standards”).

Administration

This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

Covered Executives

This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with the definition in Section 10D of the Exchange Act and the Clawback Listing Standards, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (the “Covered Executives”).

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Incentive Compensation

For purposes of this Policy, Incentive Compensation includes any of the following; provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure:

·	Annual bonuses and other short- and long-term cash incentives.
·	Stock options.
·	Stock appreciation rights.
·	Restricted stock.
·	Restricted stock units.

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Financial reporting measures include:

·	Company stock price.
·	Total shareholder return.
·	Revenues.
·	Earnings before interest, taxes, depreciation, and amortization.

Excess Incentive Compensation: Amount Subject to Recovery

The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board, without regard to any taxes paid by the Covered Executive in respect of the Incentive Compensation paid based on the erroneous data.

If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Method of Recoupment

The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation:

a)	requiring reimbursement of cash Incentive Compensation previously paid;
b)	seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;
c)	offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;
d)	cancelling outstanding vested or unvested equity awards; and/or
e)	taking any other remedial and recovery action permitted by law, as determined by the Board.

No Indemnification

The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation, notwithstanding anything in any Indemnification Agreement to the contrary.

Interpretation

The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, any applicable rules or standards adopted by the Securities and Exchange Commission, and the Clawback Listing Standards.

Effective Date

This Policy shall be effective as of March 4, 2024 (the “Effective Date”) and shall apply to Incentive Compensation that is received by Covered Executives on or after the Effective Date, even if such Incentive Compensation was approved, awarded, or granted to Covered Executives prior to the Effective Date.

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Amendment; Termination

The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with the Clawback Listing Standards and any other rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time.

Other Recoupment Rights

Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Relationship to Other Plans and Agreements

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. In the event of any inconsistency between the terms of the Policy and the terms of any employment agreement, equity award agreement, or similar agreement under which Incentive Compensation has been granted, awarded, earned or paid to a Covered Executive, whether or not deferred, the terms of the Policy shall govern.

Acknowledgment

The Covered Executive shall sign an acknowledgment form in the form attached hereto as Exhibit A in which they acknowledge that they have read and understand the terms of the Policy and are bound by the Policy.

Impracticability

The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and the Clawback Listing Standards.

Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

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Exhibit A

Acknowledgement Form

CLAWBACK POLICY ACKNOWLEDGMENT

The Board of Directors of Unusual Machines, Inc. has adopted a Clawback Policy (the “Policy”) which is applicable to the Company’s Covered Executives.

I, the undersigned, acknowledge that I have received a copy of the Policy, as it may be amended, restated, supplemented or modified from time to time, and that I have read it, understand it, and acknowledge that I am fully bound by, and subject to, all of the terms and conditions thereof.

In the event of any inconsistency between the terms of the Policy and the terms of any employment agreement to which I am a party, or the terms of any compensation plan, program, or arrangement under which Incentive Compensation has been granted, awarded, earned, or paid to me, whether or not deferred, the terms of the Policy shall govern.

If the Board of Directors determines that any Incentive Compensation I have received must be forfeited, repaid, or otherwise recovered by the Company, I shall promptly take whatever action is necessary to effectuate such forfeiture, repayment, or recovery.

I acknowledge that I am not entitled to indemnification in connection with the Company’s enforcement of the Policy, notwithstanding anything in any Indemnification Agreement to the contrary.

I understand that any delay or failure by the Company to enforce any requirement contained in the Policy will not constitute a waiver of the Company's right to do so in the future.

Any capitalized terms used in this Acknowledgment that are not otherwise defined shall have the meaning ascribed to them in the Policy.

______________________

(Executive’s Signature)

______________________

(Executive’s Printed Name)

______________________

(Date)

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